UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2010

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 101
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry Into A Material Definitive Agreement

On August 2, 2010, Helix Wind, Corp. (the “Company”) entered into Amendment No. 4 to the Placement Agency Agreement dated August 2, 2010 (the “Agreement) with Dominick & Dominick LLC pursuant to which the Placement Agency Agreement between the parties was extended to a term of eighteen (18) months, and the Company agreed to issue Dominick & Dominick LLC, or its designees, 10,000,000 shares of the Company’s Common Stock in consideration for business consulting services to be provided.    This summary of the amendment is not complete, and is qualified in its entirety by reference to the full text of the amendment that is attached as an exhibit to this Current Report on Form 8-K.

Item 3.02   Unregistered Sales of Equity Securities

Effective as August 2, 2010, the Company issued a total of 10,000,000 restricted  shares of Common Stock to Dominick & Dominick, LLC and its designees for business consulting advice as part of the amendment to the Placement Agency Agreement dated August 4, 2009.  No cash consideration was received by the Company in the transaction.  The issuance of the shares of Common Stock were exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or Rule 506 of Regulation D under the Securities Act, as amended.   After the issuance, the total number of outstanding shares of common stock is 162,015,101 shares.

ITEM 9.01   Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.1	Amendment No. 4 to Placement Agency Agreement with Dominick & Dominick LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP. By: /s/ Scott Weinbrandt Name: Scott Weinbrandt Title: Chief Executive Officer

Date:  August 5, 2010